United States

Securities and Exchange Commission
Washington, D.C. 20549

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FORM 8-A/A

Amendment No. 1

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For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

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PeerStream, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	20-3191847
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 East 42nd Street, New York, New York	10168
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-226003 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

    None

(title of class)

Explanatory Note

We are refiling our Form 8-A that was filed with the Securities and Exchange Commission on October 23, 2018 solely to reflect that the class of securities listed on the cover page will be registered on The Nasdaq Stock Market LLC rather than “Nasdaq Capital Market.” The information contained in this Form 8-A/A is otherwise identical to the information contained in the original Form 8-A filing, except that references to “Nasdaq Capital Market” have been replaced with references to “The Nasdaq Stock Market LLC.”

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, par value $0.001 per share, of PeerStream, Inc. (the “Company”) being registered hereunder is set forth under the caption entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-226003), as initially filed with the Securities and Exchange Commission on June 29, 2018, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are to be registered on the The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEERSTREAM, INC.

Date: October 24, 2018	By:	/s/ Alexander Harrington
Name: Alexander Harrington Title: Chief Executive Officer